Exhibit 23

                      CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the SPX Corporation Registration Statements on Form S-8 (Nos. 33-24043; 333-29843; 333-29851;
333-29857; 333-29855; 333-38443), and on Form S-4 (No. 333-60853), of our
report dated January 23, 1998, with respect to the financial statements of General Signal Corporation included in the General Signal Corporation Annual Report (Form 10-K) for the year ended December 31, 1997, incorporated by reference in this Current Report on Form 8-K/A filed by SPX Corporation.


                                                      /s/ Ernst & Young LLP

Stamford, Connecticut
November 2, 1998